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Exhibit 4.4

AMENDMENT NO. 1 TO
OPERATING AGREEMENT OF ev3 LLC

        This Amendment No. 1 to Operating Agreement ("Amendment No. 1") of ev3 LLC, a Delaware limited liability company (the "Company"), is dated as of March 1, 2005, and entered into by and among the Company and the persons executing this Amendment No. 1 as Members of the Company (the "Members"), effective as of August 29, 2003.

        WHEREAS, it has been determined to be in the best interests of the Company and its Members to amend certain provisions of the Company's Operating Agreement (the "Operating Agreement"); and

        WHEREAS, the Company and the undersigned Members maintain the necessary authority to execute and effectuate this Amendment No. 1 to the Operating Agreement.

        NOW THEREFORE, the Company and the undersigned Members hereby agree as follows:

        1.     Schedule A to the Operating agreement be amended to reflect the correct number of Class A Preferred Membership Units held by Paul Kapsner as 31,235, in order to correct the typographical error that inadvertently reflected such number as 31,325 in the original form of such Schedule A, and such amendment be deemed effective as of the original date of the Operating Agreement.

        2.     Except as expressly modified by this Amendment No. 1, all terms and conditions of the Operating Agreement shall remain unchanged and in full force and effect.

        3.     This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute but one instrument.

        IN WITNESS WHEREOF, this Amendment No. 1 to the Operating Agreement is hereby executed effective as of the date and year first set forth above.

COMPANY:		MEMBERS
ev3, LLC a Delaware limited liability company		/s/ JAMES CORBETT James Corbett
By:	/s/ JAMES CORBETT Name: James Corbett Title: President and CEO	/s/ L. CECILY HINES L. Cecily Hines
/s/ PAUL KAPSNER Paul Kapsner
/s/ STACY ENXING SENG Stacy Enxing Seng
/s/ DALE A. SPENCER Dale A. Spencer
THE DALE A. SPENCER REVOCABLE TRUST
		By:	/s/ DALE A. SPENCER Dale A. Spencer, Trustee

[Signature Page to Amendment No. 1 to Operating Agreement]

        IN WITNESS WHEREOF, this Amendment No. 1 to the Operating Agreement is executed as of the date and year first set forth above.

MEMBERS:
WARBURG, PINCUS EQUITY PARTNERS, L.P		VERTICAL FUND I, L.P.
By:	Warburg Pincus & Co.	By:	Vertical Group, L.P.
Its:	General Partner	Its:	General Partner
By:	/s/ SEAN D. CARNEY	By:	/s/ RICHARD B. EMMITT Richard B. Emmitt, General Partner
WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS I, C.V.		VERTICAL FUND II, L.P.
By:	Warburg Pincus & Co.	By:	Vertical Group, L.P.
Its:	General Partner	Its:	General Partner
By:	/s/ SEAN D. CARNEY	By:	/s/ RICHARD B. EMMITT Richard B. Emmitt, General Partner
WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS II. C.V.
By:	Warburg Pincus &, Co.
Its:	General Partner
By:	/s/ SEAN D. CARNEY
WARBURG, PINCUS NETHERLANDS EQUITY PARTNERS III, C.V.
By:	Warburg Pincus & Co
Its:	General Partner
By:	/s/ SEAN D. CARNEY

[Signature Page to Amendment No. 1 to Operating Agreement]

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  Exhibit 4.4
AMENDMENT NO. 1 TO OPERATING AGREEMENT OF ev3 LLC
[Signature Page to Amendment No. 1 to Operating Agreement]
[Signature Page to Amendment No. 1 to Operating Agreement]